Service Request# 20175706942

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8056637
SECURITIES COUNSELORS, INC.
1333 SPRUCEWOOD
DEERFIELD, IL 60015

08-22-2017

ATTN: RANDALL GOULDING

DESCRIPTION		AMOUNT
6511802 - EXXE GROUP, INC. 0102S Stock Corporation		
	Incorporation Fee	$15.00
	Receiving/Indexing	$25.00
	Surcharge Assessment-Sussex	$6.00
	Page Assessment-Sussex County	$45.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Grgetown	$20.00
	Expedite Fee, 24 Hour	$50.00
6511802 - EXXE GROUP, INC. 8100 Certified Copy - 1 Copies		
	Certification Fee	$50.00
	TOTAL CHARGES	$216.00
	TOTAL PAYMENTS	$216.00
	BALANCE	$0.00

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EXXE GROUP, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 2017, AT 9:16 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6511802 8100
SR# 20175706942

Authentication: 203100242
Date: 08-22-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:15 AM 08/14/2017
FILED 09:16 AM 08/14/2017
SR 20175706942 - File Number 6511802

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is "Exxe Group, Inc."

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: (a) SHARES: The classes and any maximum number of shares that the corporation is authorized to issue include the "Common Stock", "Series A Preferred Stock", and "Series B Preferred Stock" "Series C Preferred Stock", designations and restrictions as set forth below:

1. Authorized Shares. The aggregate number of shares and the respective par values which the corporation shall have authority to issue is now: $0.0001 par value Common Stock five hundred million (500,000,000) shares, $0.0001 par value Series A Preferred Stock four (4) shares, $0.0001 par value Series B Preferred Stock ten million (10,000,000) shares and $0.0001 par value Series C Preferred Stock five million (5,000,000) shares.

2. Non-Assessment of Stock. The capital stock of the corporation, including common shares as well as preferred shares, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

a. Common Stock - par value $0.0001 per share:

(1) Dividend Rate. The holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. Except as otherwise provided by applicable law, the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share. No holder of shares of Common Stock shall have the right to cumulate votes.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Series A Preferred Stock and, Series B Preferred Stock and Series C Preferred Stock, if any, the holders of shares of the Common Stock can share ratably in the corporation's assets, and shall share equally and ratably in the corporation's assets available for distribution. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result

in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

b. Series A Preferred Stock - par value $0.0001 per share:

(1) Dividend Rate. The holders of Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. The voting rights shall be identical to the conversion rights. In other words, the number of votes per share of Series A Preferred Stock shall be the same as the number of shares of common stock into which it converts.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of preferred stock shall have a preference such that holders shall be entitled to be paid out of the assets of the Corporation an amount based on $1 per share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares (the "Preference Value"), plus all declared but unpaid dividends, for each share of Preferred Stock held. After the payment of the full applicable Preference Value of each share of the Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

(4) Conversion Rights.

A. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of votes of the shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

B. Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B and Series C Preferred Stocks issued and outstanding at time of conversion}

divided by:

the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion

c. Series B Preferred Stock - par value $0.0001 per share:

(1) Dividend Rate. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. The voting rights shall be identical to the conversion rights. In other words, the number of votes per share of Series B Preferred Stock shall be the same as the number of shares of common stock into which it converts.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of preferred stock shall have a preference such that holders shall be entitled to be paid out of the assets of the Corporation an amount based on $1 per share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares (the "Preference Value"), plus all declared but unpaid dividends, for each share of Preferred Stock held. After the payment of the full applicable Preference Value of each share of the Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

(4) Conversion Rights.

Each share of Series B Preferred Stock shall be convertible into 10 shares of the Corporation's common stock Conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

d. Series C Preferred Stock - par value $0.0001 per share:

(1) Dividend Rate. The holders of Series C Preferred Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. The voting rights shall be identical to the conversion rights. In other words, the number of votes per share of Series C Preferred Stock shall be the same as the number of shares of common stock into which it converts.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of preferred stock shall have a preference such that holders shall be entitled to be paid out of the assets of the Corporation an amount based on $1 per share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares (the "Preference Value"), plus all declared but unpaid dividends, for each share of Preferred Stock held. After the payment of the full applicable Preference Value of each share of the Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

(4) Conversion Rights.

Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into 500 shares of the Corporation's common stock Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C.

Fifth: The name and mailing address of the incorporator are as follows Jason Cataldo, 14 Penn Plaza, 9th Fl, New York, NY 10122.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on this August 1, 2017.

/s/ Jason Cataldo
Jason Cataldo, incorporator